UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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REPTRON ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REPTRON ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Reptron Electronics, Inc., a Florida Corporation, will be held at Reptron’s headquarters located at 13700 Reptron Boulevard, Tampa, Florida 33626, on Tuesday, May 23, 2006, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect five directors to serve on the Board of Directors for the following year or until the election and qualification of their respective successors (Proposal No. 1);

2.	To amend the Reptron Electronics, Inc. Stock Option Plan to increase the number of shares reserved for issuance under the plan (Proposal No. 2); and

3.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 30, 2006, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only holders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, please sign, date and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors

/s/ PAUL J. PLANTE
Paul J. Plante
Director, President and Chief Executive Officer

Tampa, Florida

April 20, 2006

REPTRON ELECTRONICS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2006

Information about the 2006 Annual Meeting

This proxy statement is furnished to the stockholders of Reptron Electronics, Inc., a Florida corporation (“Reptron” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Reptron for use at the 2006 Annual Meeting of Stockholders to be held on Tuesday, May 23, 2006, at 9:00 a.m. Eastern Daylight Time, at the Company’s headquarters located at 13700 Reptron Boulevard, Tampa, Florida 33626, and at any and all adjournments or postponements thereof (the Annual Meeting).

A copy of the Company’s fiscal 2005 Annual Report to Stockholders and this Proxy Statement and the accompanying proxy card solicited on behalf of the Board of Directors will be first mailed to Reptron’s stockholders on or about April 24, 2006.

In accordance with the Bylaws, the Board of Directors has fixed March 30, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meetings. On that date, there were 5,000,000 shares of common stock, par value $0.01 per share (the Common Stock), issued and outstanding. Each such share is entitled to one vote on all matters properly brought before the meeting. Stockholders are not entitled to cumulative voting with regard to their shares. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of the votes cast. If a quorum is present at the Annual Meeting, (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors and (ii) the amendment to the Reptron Electronics Stock Option Plan will be approved and adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions as to a particular proposal will not be voted on that matter at the meeting. Therefore, abstentions from voting will not affect the outcome of the election of directors and will also not affect the outcome of the proposal to approve the amendment to the Reptron Stock Option Plan.

Voting Procedures

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card at or before the Annual Meeting. Concerning the election of Directors, you may (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group, or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. With respect to the approval of the amendment to the Reptron Stock Option Plan, you may (a) vote for the amendment, (b) vote against the amendment, or (c) abstain from voting.

The two persons named as proxies on the enclosed proxy card, Paul J. Plante and Charles L. Pope, were designated by the Board of Directors. Your shares will be voted as you direct on your properly executed proxy card. If you do not specify on your proxy card how you want to vote your shares, the Company will vote signed returned proxies for the Board’s nominees and for Proposal 2. You may revoke your proxy prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by submission of a new proxy bearing a later date with the Company prior to the Annual Meeting, or by attending the Meeting and voting in person.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes” will, however, be counted for determining whether a quorum is present.

The Company does not know of any other business that may be presented at the Annual Meeting. If a proposal other than those proposed in the Notice is presented at the Annual Meeting, your signed proxy card gives authority to each of Paul J. Plante and Charles L. Pope to vote your shares on such matters in their sole discretion.

Certain information included in this proxy statement relates to the Company’s management during the fiscal year ended December 31, 2005, as required by the rules promulgated under the Securities and Exchange Act of 1934, as amended (the Exchange Act). The Company has also provided more current information in this proxy statement where appropriate and available.

The Company’s principal executive offices are located at 13700 Reptron Boulevard, Tampa, Florida 33626.

PROPOSAL NO. 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

At the Annual Meeting, five directors will be elected to hold office until the 2007 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified. Each of the five nominees are current members of our Board of Directors. Mr. Kirk A. Waldron, a current director, will be retiring from the Board at the expiration of his term at the Annual Meeting.

Those directors who are nominees are: Robert C. Bradshaw, William J. Kullback, Paul J. Plante, Harold L. Purkey, and Carl R. Vertuca, Jr. All nominees have consented to serve as directors for the ensuing year and all of the nominees are presently serving of our Board. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of the nominees named above to hold office as directors until the 2007 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

If any nominee becomes unavailable to serve as a director for any reason (which event is not anticipated), the proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend.

NOMINEES FOR DIRECTORS

The following table lists the persons recommended by the Nominating Committee and nominated by a unanimous vote of the Board of Directors to be elected as directors and sets forth certain information concerning the nominees for election.

Name of Nominee	Age (1)	Director Since	Position with Company
Robert C. Bradshaw (2)(4)	50	2005	Director
William J. Kullback (3)(4)	46	2005	Director
Paul J. Plante	48	2004	Director, President and Chief Executive Officer
Harold L. Purkey (2)(3)	62	2004	Director
Carl R. Vertuca, Jr. (1)(2)(4)	59	2004	Chairman of the Board of Directors

(1)	As of April 24, 2006.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Audit Committee.
(4)	Current member of the Nominating Committee.

Robert C. Bradshaw. Mr. Bradshaw was elected to the Board of Directors of Reptron Electronics Inc. at the 2005 Annual Meeting of the Stockholders. Mr. Bradshaw is currently self-employed as a consultant. From January 2002 until its acquisition in March 2004, Mr. Bradshaw was President, Chief Executive Officer and Chairman of the Board of Manufacturers’ Services Limited. From December 1999 to December 2001, Mr. Bradshaw was President and Chief Operating Officer of SCI Corporation.

William J. Kullback. Mr. Kullback was elected to the Board of Directors on July 25, 2005 to fill a vacancy. Mr. Kullback presently serves as Chief Financial Officer of the IntriCon Corporation, a provider of engineering and manufacturing services to the hearing health and micro-mechanical and micro-electronic medical device industries. Prior to his current position, which he has held since April, 2005, Mr. Kullback was Chief Financial Officer of AtriCure, Inc., a development stage medical device company. From November, 2002 until August, 2004 he was Senior Vice President and Chief Financial Officer of MedSource Technologies, Inc., a provider of engineering and manufacturing services and supply chain management solutions to the medical device industry. From December, 1999 until October, 2002 he was Chief Financial Officer for Pemstar, Inc., an engineering and manufacturing services corporation serving the medical, technology and industrial industries. Mr. Kullback received Bachelor of Arts and Master of Business Administration degrees from the State University of New York at Buffalo.

Paul J. Plante. Mr. Plante was named Chief Executive Officer of Reptron Electronics Inc. and a member of the Board of Directors as part of the Company’s Plan of Reorganization which was confirmed by the Bankruptcy Court on January 14, 2004 and became effective on February 3, 2004 (“Effective Date”). Mr. Plante also served as acting Chief Financial Officer of the Company until February 2005, when Charles L. Pope was hired as Chief Financial Officer. Mr. Plante was appointed President of Reptron in December 1999, Chief Operating Officer of Reptron in January 1997, Acting Chief Financial Officer of Reptron in 2001, and has been a director since 1994. Mr. Plante has been employed by Reptron since 1986 and previously served as its Vice President of Finance, Chief Financial Officer and Treasurer (1987-1997). From 1983-1986, he was Controller of K-Byte Manufacturing, which was acquired by Reptron in 1986. Prior to 1983, Mr. Plante worked for a regional accounting firm (1980-83). Mr. Plante is a Certified Public Accountant and is a graduate of Michigan State University, with a Bachelor of Arts degree in accounting. He also has an MBA degree from the University of South Florida. Mr. Plante was President, Chief Operating Officer and acting Chief Financial Officer at the time of the filing of the Company’s Chapter 11 Bankruptcy petition.

Harold L. Purkey. Mr. Purkey was elected to the Board of Directors of Reptron Electronics, Inc. as part of the Company’s Plan of Reorganization. Mr. Purkey was employed as Senior Vice President of Wachovia Securities (and its predecessor) from June, 2000 until he retired in October, 2001. From June, 1996 to June, 2000, Mr. Purkey served as President of Forum Capital Markets. Mr. Purkey has a Bachelor of Science degree in Finance and an MBA degree in Finance from Northern Illinois University. He also serves on the board of directors of Richardson Electronics, Inc.

Carl R. Vertuca, Jr. Mr. Vertuca was elected to the Board of Directors on November 9, 2004 to fill a vacancy and was subsequently elected to serve an additional annual term at the 2005 Annual Meeting of the Stockholders of Reptron Electronics, Inc. Mr. Vertuca is president of The Vertuca Group, a venture capital and real estate investment company since April 2000. He is also a managing member of the limited liability company that is the general partner of SOB Ventures, a private equity fund. Since 1993, he served as executive vice president and board member of The Dii Group, a publicly held contract manufacturing company, until it was acquired by Flextronics International for $2.3 billion in April 2000. Prior to his tenure at The Dii Group, Mr. Vertuca held various senior level management positions in manufacturing, engineering and finance at IBM Corporation and StorageTek Corporation. Mr. Vertuca also serves as a director of DDI Corporation.

Attendance by Board members at the Annual Meeting of Stockholders

It is the policy of the Board to require Board members to attend the Annual Meeting of Stockholders, subject to cancellations due to extenuating circumstances, including illness, travel difficulties and other unforeseen circumstances and commitments.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Director Independence

Reptron Electronics, Inc. is not listed on any stock exchange and its shares are traded on the OTCBB under the symbol RPRN. For purposes of determining director independence we have adopted the NASDAQ corporate governance standards. The Board has determined that each member of the Board and the Board nominees meet the aforementioned independence standards except Mr. Plante. Mr. Plante does not meet the independence standards because he is the current CEO and President of the Company.

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In addition, the Board of Directors has an Ad Hoc Finance Committee.

Audit Committee

General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available on our website at http://www.reptron.com. Among the duties, powers and responsibilities of the Audit Committee as provided in its charter, the Audit Committee:

•	has responsibility for the engagement and fees of the Company’s independent public accountants;

•	reviews with the independent accountants the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent public accountants;

•	reviews the independence of the independent public accountants;

•	reviews the adequacy and effectiveness of our internal control over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with our independent accountants and management.

The Audit Committee is comprised of William J. Kullback, Harold L. Purkey, and Kirk A. Waldron. Mr. Purkey serves as the Chairman of this Committee. Reptron is not listed on any stock exchange and therefore its Audit Committee is not subject to the listing standards of any stock exchange. However, the Board of Directors has determined that all current members of the Audit Committee are independent under the requirements of the Exchange Act of 1934 and the NASDAQ Corporate governance standards. The Board has determined that Mr. Purkey qualifies as an “audit committee financial expert” as that term is defined in the Exchange Act. The Audit Committee Charter was adopted on March 24, 2004. The Audit Committee consults separately in executive session and jointly with the independent accountants and management. The Audit Committee held nine (9) meetings in 2005.

Compensation Committee

The Compensation Committee is comprised of Robert C. Bradshaw, Harold L. Purkey, and Carl R. Vertuca. Mr. Bradshaw serves as the Chairman of this Committee.

The Compensation Committee reviews and approves the compensation of the Company’s Chief Executive Officer and other executive officers and determines the general compensation policy for the Company. The Compensation Committee also is responsible for the administration of the Reptron Electronics, Inc. Stock Option Plan (the “Stock Option Plan”). The Compensation Committee held five (5) meeting in 2005. The Compensation Committee is governed by a written charter, a copy of which is available on our website at www.reptron.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Robert C. Bradshaw, William J. Kullback, and Carl Vertuca. Mr. Kullback serves as the Chairman of this Committee. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates, the review of qualifications of directors for continued service on the Board and the review and development of corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall: (a) identify individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting; (b) review the Board’s committee structure and make recommendations; and (c) develop and recommend to the Board for its approval a set of corporate governance guidelines. The Nominating and Corporate Governance Committee considers all nominations that are properly made by the stockholders in accordance with the committee’s policies and procedures, as well as those candidates identified by management, individual members of the Board or, if the Nominating Committee determines, a search firm. The Nominating and Corporate Governance Committee met on March 31, 2006 to consider nominations to the Board for the 2006 Annual Stockholders Meeting. The Nominating and Corporate Governance Committee is governed by a written charter, a copy of which is available on our website at www.reptron.com. The Nominating and Corporate Governance Committee held three (3) meetings in 2005.

In evaluating director nominees, the Nominating and Corporate Governance Committee has not prescribed, except as may be required by applicable rules of the SEC, any minimum qualifications that must be met, but instead considers a number of factors including the following: the previous public company experience and financial and business expertise and background of the candidate, the independence of the candidate and lack of conflicts of interests, the candidate’s time availability, commitment and sense of urgency to effectively work with other Board members and for incumbent directors, the director’s overall service to the Company including the number of meetings attended, and level and quality of participation. The Committee considers these factors in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate.

The policy of the Nominating and Corporate Governance Committee is to consider nominations submitted by stockholders based on the same criteria it uses to evaluate nominees from other sources. The Nominating and Corporate Governance Committee will consider nominations from stockholders provided that the stockholder complies with the following requirements:

•	The stockholder must hold no less than 5% of the Company’s securities continuously for at least 12 months prior to the date of submission of the nomination;

•	The stockholder submits the nomination in writing to the Chairman of the Nominating and Corporate Governance Committee c/o Corporate Secretary, 13700 Reptron Boulevard, Tampa, Florida 33626;

•	At the time of submitting the recommended nomination the stockholder provides information about the candidate’s name, age, business and residence address, principal occupation or employment, number of shares of the Company beneficially owned by such candidate, detailed biographical data including background, experience, qualifications and information regarding any relationship between the candidate and the Company within the last 3 years and any other information relating to such candidate that would otherwise be required for a proxy solicitation pursuant to Regulation 14A of the Exchange Act; and

•	The stockholder making the recommendation shall provide information about such stockholder’s name and address as such appears on the Company’s books and records, the class and number of shares of the Company beneficially owned by such stockholder and the dates acquired, any material interest of the stockholder in making such nomination, a description of all arrangements or undertakings between the stockholder, the candidate and any other person pursuant to which the nomination is made by the stockholder, a statement in support of the candidate and indication of the candidate’s willingness to serve, if elected and any other information required to be provided by the stockholder pursuant to Regulation 14A in his capacity as a proponent of a stockholder proposal.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which the Company seeks to learn more about a candidate’s qualifications, background, and level of interest in the Company, and the candidate has the opportunity to learn more about the Company. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. The Board has final authority on determining the selection of director candidates for nomination to the Board. If the Board approves the recommendation, the candidate is nominated for election by the Company’s stockholders.

Ad Hoc Finance Committee

On October 28, 2005 the Board formed an Ad Hoc Finance Committee consisting of Hal Purkey, Paul Plante and Carl Vertuca for the purpose of exploring various financial options available to the Company. The Ad Hoc Finance Committee was formed for a duration of six (6) months and held one (1) meeting in 2005.

Meetings of the Board

During 2005, the Board of Directors held fourteen (14) meetings and took action through unanimous written consent in lieu of a meeting one time. During that period, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served.

Board of Directors Compensation

Non-employee directors are compensated for services as director and are reimbursed for travel expenses incurred in connection with their duties as directors. On October 31, 2005, the Compensation Committee granted 20,000 non-qualified stock options to each of the five (5) non-employee directors at an exercise price of $0.36, all of which were fully vested on the date of grant. As of April 24, 2006, options totaling 166,666 shares of common stock were outstanding relative to current non-employee directors.

All non-employee directors receive $30,000 per year, payable quarterly, in arrears as compensation for service as a director of the Company. Directors are also reimbursed for all reasonable expenses incurred while performing their duties as directors.

Communication with the Board

The Company has a process for stockholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Corporate Secretary, 13700 Reptron Boulevard, Tampa, Florida 33626. Communications intended for a specific director or directors, including non-management directors, should be addressed to each director’s attention c/o the Corporate Secretary at this address. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communication generally will not be forwarded to the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO

THE REPTRON ELECTRONIC’S STOCK OPTION PLAN

TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

The Reptron Electronics, Inc. Stock Option Plan (the “Plan”), became effective (the “Effective Date”) upon the first business day on which the Plan or Reorganization under Chapter 11 of the Bankruptcy Code, dated as of January 14, 2004, became effective. On the Effective Date 500,000 shares of our common stock were initially reserved for issuance. As a result of stock option grants during the last two years, as of April 20, 2006 18,334 shares were available for grant under the Plan.

The Board of Directors has approved, subject to obtaining the approval of our stockholders, an amendment to our Plan to increase the aggregate number of shares of our common stock that may be issued under the Plan by 500,000 shares to a total of 1,000,000 shares. At the annual meeting, our stockholders are being asked to approve the amendment that is described below. As of the record date, options to purchase 481,666 shares of our common stock were outstanding under the Plan, 481,666 of which were vested.

The Board of Directors adopted the amendment to the Plan in order to ensure that a sufficient number of shares will be available under the Plan for the granting of stock options to our employees and non-employee directors as well as to maintain competitive compensation packages for our key employees. We intend to utilize the options available for grant to attract and retain executive and other key employees and non-employee directors.

The Board of Directors strongly believes that stock options are a key part of the overall compensation package for our employees and non-employee directors who, in the Compensation Committee’s judgment, can make substantial contributions to the long-term profitability and value of the Company. The Plan helps us attract and retain our employees and non-employee directors. As of April 20, 2006, no options to purchase our common stock had been granted, and no shares had been issued, on the basis of the proposed amendment to the Plan. If the amendment is approved by the shareholders, the increase in the number of shares authorized for issuance under the Plan would become effective May 23, 2006.

Interests of Certain Persons in Matter to be Acted Upon

Our officers and non-employee directors are eligible to participate in the Plan and have a substantial direct interest in the approval of the amendment to the Plan.

Summary of the Stock Option Plan

A summary of the principal provisions of the Plan is set forth below and is qualified in its entirety by reference to the Plan. A copy of the Plan is available from our Corporate Secretary upon written request.

Eligibility

All of our employees, consultants and non-employee directors are eligible to participate in the Plan. As of March 30, 2006, we had 950 full-time employees.

Under the Plan we can grant stock options that do not qualify for incentive treatment under Section 422 of the Internal Revenue Code (the “Code”). As of April 20, 2006, there are 18,334 options available for grant under the Plan and upon the approval of the amendment to the Plan, there will be an additional 500,000 options available for grant under the Plan.

Administration

The Plan is required to be administered by the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors is composed of members that are “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). All questions of interpretation or application of the Plan are determined by the Compensation Committee, whose decisions are final, conclusive and binding upon all participants.

Subject to the provisions of the Plan, the Compensation Committee has the authority to construe and interpret the Plan, to make such rules as it deems necessary for the proper administration of the Plan, correct any defect or supply any omission, reconcile any inconsistency in the Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the Plan, the Compensation Committee also selects from among the eligible persons those individuals who will receive options, and the amount, price, vesting, restrictions and all other terms and provisions of such options (which need not be identical). No employee may receive options for more than 250,000 shares of common stock during any calendar year.

Shares Subject to the Plan

Currently, the cumulative aggregate number of shares of our common stock that can be issued under the Plan may not exceed 500,000, subject to adjustment as described below. Any shares that were subject to an option that expired or became unexercisable without having been exercised in full remain eligible for issuance under the Plan. The proposed amendment to the Plan would increase the shares available for issuance under the Plan from 500,000 to 1,000,000.

Exercise or Purchase Price

The exercise price of each Option granted under the Plan will be determined by the Compensation Committee, and shall be equal to the Fair Market Value Per Share (as defined in the Plan) of our common stock on the date of grant or such other price per share as shall be determined by the Compensation Committee in the exercise of its sole discretion.

Fair Market Value Per Share of our common stock for purposes of the Plan means any fair and reasonable means determined by the Compensation Committee, which may include the closing sales price of a share of common stock quoted on the principal exchange on which shares of common stock are then trading, if any, for the date of grant. If there is no listing or trading of common stock on an exchange or Nasdaq Stock Market, the price will be determined by the Compensation Committee in good faith using any fair and reasonable means selected in its discretion. In the past, the Compensation Committee has used the closing sales price on the Over-the-Counter Market on the date of grant to determine fair market value. On April 11, 2006, the Fair Market Value was $2.05 per share based on the closing sale price of the common stock as reported on the Over-the Counter Market.

The exercise price of any option granted under the Plan will be payable in full, together with any required withholding taxes, in cash or by check acceptable to the Compensation Committee delivered at the time of exercise or with the consent of the Compensation Committee, the tender of shares of our common stock owned by the optionee for more than six (6) months having an aggregate Fair Market Value per share as of the date of exercise and tender that is not greater than the full exercise price for the shares being exercised and paying the remainder in cash or by check.

Exercise Period

Options shall be in the form approved by the Compensation Committee, subject to the terms of the Plan and such additional terms and conditions as the Compensation Committee deems desirable. In no event will an Option granted under the Plan be exercisable more than ten years from the grant date. Any option granted under the Plan shall not be exercisable after the expiration date of such option set forth in the applicable stock option agreement.

Transferability of Option

A option granted under the Plan will be nontransferable by the optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order and will be exercisable during the optionee’s lifetime only by the optionee. More particularly, an option may not be assigned, transferred (except as provided in the preceding sentence), pledge or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process.

Conditions to Issuance of Stock Certificates; Legends

In order to enforce any restrictions imposed upon common stock issued upon exercise of any option granted under or any shares sold pursuant to the Plan, the Compensation Committee may cause a legend or legends to be placed on any share certificates representing such common stock.

Adjustments Upon Changes in Capitalization, Merger and Consolidation

If our outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of Reptron by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Compensation Committee. Similarly, if such an event occurs while options are issued and outstanding, the Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding options granted shall be exercisable, such that after such event each optionee’s proportionate interest shall be maintained as before the occurrence of the event.

Amendment and Termination

The Board may at any time suspend, amend or terminate the Plan provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an option, terminate such option or adversely affect such person’s rights with respect to such option in any material respects.

Privileges of Stock Ownership

A participant in the Plan will not be entitled to the privilege of stock ownership as to any shares of common stock unless and until they are actually issued to the participant.

Termination

Unless earlier terminated by the Board of Directors, the Plan will terminate automatically after the tenth anniversary date of the Effective Date. The termination of the Plan will not affect the validity of any stock option agreement outstanding at the date of such termination.

Certain Federal Income Tax Consequences

The tax consequences of the Stock Option Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Stock Option Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of Section 162(m), as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized below shall not be construed as tax advice.

Nonqualified stock options. For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of an NQSO under the Stock Option Plan. The optionee will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of an NQSO. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Section 162(m) Limitation. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options will satisfy the performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

Under the Plan, all awards must be approved by a compensation committee and no employee may receive options with respect to more than 250,000 shares. Also, the exercise price shall be the Fair Market Value Per Share of the stock at the time of grant or such other price per share as the Compensation Committee shall determine in the exercise of its sole discretion. With respect to option grants to executive officers, management intends for these grants to qualify as “performance-based compensation,” and therefore to not trigger the limitation on tax deductible compensation under Section 162(m) of the Code. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE REPTRON STOCK OPTION PLAN

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Reorganization of the Company

On October 28, 2003, Reptron voluntarily filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. The bankruptcy court confirmed the Plan of Reorganization (the “Plan”) on January 14, 2004, and the Plan became effective on February 3, 2004 (the “Effective Date”).

Under the Plan, on the Effective Date, Reptron:

•	issued 5,000,000 shares of new Common Stock;

•	converted 76.3 million of Convertible Subordinated Notes and other liabilities into $30 million of Senior Secured Notes due in 2009;

•	adopted a new stock option plan; and

•	canceled the Convertible Subordinated Notes, old common stock and stock options outstanding prior to the Effective Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

There were a total of 5,000,000 shares of Reptron common stock outstanding on March 31, 2006. The following table shows the amount of Reptron common stock beneficially owned (unless otherwise indicated) as of the close of business on March 30, 2006 by: (1) any person who is known by Reptron to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each of Reptron’s directors, (3) our Chief Executive Officer and President and each of the Named Executive Officers for the fiscal year ended December 31, 2005 and (4) all directors and executive officers of Reptron as a group. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

	Shares of Reptron Common Stock Beneficially Owned(1)
	Number	Percent
Directors and Named Executive Officers (2)
Robert C. Bradshaw	20,000	*
Charlie J. Crep	10,053	*
Steven A. Johnson	10,008	*
William J. Kullback	20,000	*
Paul J. Plante	242,024	4.8
Charles L. Pope	45,000	*
Harold L. Purkey	70,600	1.4
Carl R. Vertuca, Jr.	36,666	*
Kirk A. Waldron	20,000	*
All directors and executive officers as a group (8 persons)	473,751	9.5
Shareholders
Gryphon Master Fund, L.P. (3) 100 Crescent Court, Suite 490 Dallas, TX 75201	976,029	19.5
John Gallen (4) 299 Park Ave., 21st Floor New York, NY 10171	750,000	15.0
Deephaven Capital Management (5) 130 Cheshire Lane, Suite 102 Minnetonka, MN 55305	485,132	9.7
Couchman Partners, L.P (6) C/o Hedge Fund Services (BVI) Limited James Frett Building, PO Box 761 Wickhams Cay 1, Road Town, Tortola, British Virgin Islands	476,000	9.5
QVT Financial LP (7) 527 Madison Ave., 8th Floor New York, NY 10022	343,559	6.9
Buckingham Capital Management Incorporated (8) 750 3rd Ave., 6th Floor New York, NY 10017	273,473	5.5

*	Less than 1% of the outstanding common stock.
(1)

Applicable percentage of ownership is based on 5,000,000 shares of common stock outstanding as of March 30, 2006 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 30, 2006 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The beneficial owner has sole voting and investment powers with respect to such shares unless otherwise noted.

(2)	Except as otherwise noted, the address of the directors and officers is in care of Reptron Electronics, Inc., 13700 Reptron Blvd., Tampa, FL 33626.
(3)	The number of shares shown in the table is based upon a Schedule 13D filed with the Securities and Exchange Commission on April 27, 2005. Voting and investment power is shared with Gryphon Management Partners, LP, Gryphon Advisors, LLC and E.B. Lyon, IV, who may also be deemed to beneficially own these shares.
(4)	The number of shares shown in the table is based upon a Form 4 filed with the Securities and Exchange Commission on October 7, 2005. Ahab Partners, LP and Ahab International, Ltd hold in the aggregate 750,000 shares shares of common stock.
(5)	The number of shares shown in the table is based upon a Form 4 filed with the Securities and Exchange Commission on April 3, 2006.
(6)	The number of shares shown in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 21, 2006. Coachmen Capital Services, LLC and Jonathan Coachman may also be deemed to beneficially own these shares.
(7)	The number of shares shown in the table is based upon a Schedule 13D filed with the Securities and Exchange Commission on March 3, 2006. QVT Financial LP (“QVT”) shares voting and investment power. QVT is the investment manager for QVT Fund LP which beneficially owns 275,744 shares. QVT Financial GP LLC beneficially owns 343,559 shares and QVT Associates GP LLC beneficially owns 275,744 shares.
(8)	The number of shares shown in the table is based upon a Schedule 13G filed with the Securities and Exchange Commission on May 12, 2005.

STOCK PERFORMANCE GRAPH

The following Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act (except to the extent that the Company specifically incorporates this information by reference) and shall not otherwise be deemed filed under such Acts.

The following graph compares the cumulative total stockholder return on the Company’s Common Stock (no dividends have been paid thereon) with the cumulative total return, assuming reinvestment of dividends, of (i) a self-constructed peer group, as described below; and (ii) the NASDAQ Stock Market (US) Index, in each case, from December 31, 2000 to February 3, 2004, the date our plan of reorganization was confirmed by the bankruptcy court (the “Effective Date”) and our old common stock ceased trading and a new investment of $100 as of March 24, 2004, when our new common stock started trading through December 31, 2005. The comparison assumes $100 was invested on December 31, 2000 and a new investment of $100 after the Effective Date in the Company’s Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

On March 24, 2004, the Company’s newly issued Common Stock began trading in the NASDAQ over-the-counter bulletin board quotation system under the symbol “RPRN.” As of April 10, 2006, the closing trading price for the Common Stock was $2.30. The cumulative total stockholder return through December 31, 2005, assuming a new investment of $100 on March 24, 2004, the first day of trading after the Effective Date, was a loss of $94.10. The historical stock price performance of the Common Stock shown on the Stock Performance Graph set forth below is not necessarily indicative of future stock price performance.

TOTAL RETURN ANALYSIS	12/31/00	12/31/01	12/31/02	12/31/03	02/03/04
Reptron Electronics, Inc.	100.00	35.64	9.94	2.63	6.63
Peer Group	100.00	117.79	46.97	83.01	102.53
NASDAQ Stock Market (U.S.) Index	100.00	44.90	25.97	37.93	39.41

Source: Research Data Group, Inc. www.researchdatagroup.com

The Company’s self constructed peer group consists of: IEC Electronics Corp., Pemstar, Inc., Plexus Corp., Signatron International, Inc., SMTC Corp., Suntron Corp.

TOTAL RETURN ANALYSIS	03/24/04	12/31/04	12/31/05
Reptron Electronics, Inc.	100.00	71.00	5.90
Peer Group	100.00	73.28	103.91
NASDAQ Stock Market (U.S.) Index	100.00	106.64	120.30

Source: Research Data Group, Inc. www.researchdatagroup.com

The Company’s self constructed peer group consists of: IEC Electronics Corp., Pemstar, Inc., Plexus Corp., Signatron International, Inc., SMTC Corp., Suntron Corp.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The Audit Committee of the Board of Directors is comprised of three non-employee directors, Harold L. Purkey, William Kullback and Kirk Waldron, all of whom meet the independence standards for audit committee members, including Rule 4200(a)(15) of the NASDAQ Stock Market Marketplace Rules and Rule 10A-3(b)(1) under the Exchange Act. Mr. Purkey is the Chair of this committee. The Audit Committee acts under a written charter adopted and approved by our Board of Directors as described under “Audit Committee” above. Management has the primary responsibility for the financial statement and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

The primary function of the Audit Committee is to provide assistance to the Company’s Board of Directors in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. The Audit Committee’s primary duties and responsibilities are to: (1) review and appraise the audit efforts of the Company’s independent accountants; (2) evaluate the Company’s quarterly financial performance as well as its compliance with laws and regulations; (3) serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (4) oversee management’s establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel and the Board of Directors.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2005.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with the Company’s management. The Audit Committee has discussed with Kirkland, Russ, Murphy & Tapp, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Kirkland, Russ, Murphy & Tapp required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Kirkland, Russ, Murphy & Tapp with that firm. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Submitted By: Chairperson, Harold L. Purkey, William Kullback and Kirk Waldron.

The report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act or the Exchange Act (except to the extent that the Company specifically incorporates this information by reference) and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised of Robert Bradshaw, Chair, Carl Vertuca and Hal Purkey. The Compensation Committee reviews and approves the compensation of the Company’s executive officers and determines the Company’s general compensation policy. The Compensation Committee is also responsible for the administration of the Stock Option Plan and is authorized to determine the options and the terms and conditions of the options pursuant to the Stock Option Plan.

Compensation Philosophy

The Compensation Committee acts under a written charter adopted and approved by our Board of Directors as described under “Compensation Committee” above. The Compensation Committee endeavors to ensure that the compensation programs for the Company’s executive officers, including the Chief Executive Officer, are effective in attracting, retaining and rewarding key executives responsible for the Company’s success consistent with the Company’s long-term interests and those of the Company’s stockholders. The Compensation Committee seeks to align total compensation for senior management with the Company’s business objectives and overall performance as well as the individual performance of each executive officer.

Executive compensation is comprised of three components: base salary, bonus and stock options. In determining the level and composition of compensation for the Company’s executive officers, the Compensation Committee considers various corporate and individual performance measures. The Compensation Committee also evaluates other external factors such as market conditions as well as compensation practices and financial performance of other companies in the electronics manufacturing services business. For 2005, the Compensation Committee did not apply any specific quantitative formula in making compensation decisions other than to pay compensation to Mr. Plante pursuant to the terms of his employment agreement, which agreement was negotiated in connection with the Company’s recent reorganization and to pay compensation to Mr. Pope pursuant to the terms of his employment agreement. Compensation for the other executive officers was continued at the reduced levels established during the Company’s Chapter 11 bankruptcy proceeding.

Base Salaries

Base salaries are reviewed and adjusted, if deemed appropriate, by the Compensation Committee on an annual basis. The Compensation Committee seeks to ensure that the base salaries are established at levels considered appropriate in light of responsibilities and duties of the executive officers, including the chief executive officer, as well as at levels competitive to amounts paid to executive officers of its peer group.

Bonuses

Pursuant to his employment agreement, which expired in February, 2006, Mr. Plante is entitled to receive a bonus of $30,000 for each $1 million of EBITDA earnings before interest, taxes, depreciation and amortization in excess of $10 million. Mr. Plante did not earn any bonus in 2005. Pursuant to his employment contract, Mr. Pope is entitled to receive a bonus in the exercise of the discretion of the Compensation Committee pursuant to any bonus plan adopted and approved by the Compensation Committee, provided however, that Mr. Pope’s minimum bonus shall be no less than $20,000 for 2005, prorated from the start date of his employment on February 24, 2005. Mr. Pope received a pro rated bonus of $17,078 in 2005. The Composition Committee approved a bonus plan for our Freemont facility which allocated a certain percentage of pre-tax income above a base amount to management and employees. As of December 31, 2005, no other bonus plan was adopted or approved by the Compensation Committee.

Stock Option Plans

In connection with the Company’s reorganization, the Company adopted the Stock Option Plan. The Stock Option Plan is intended to obtain, retain services of, and provide incentive for, directors, key employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of the Company’s stock which recognize such growth, development and financial success. In 2005, non-qualified stock options were granted for the purchase of a total of 210,000 shares of common stock: 20,000 for each of the five (5) non-employee directors, 65,000 for Paul J. Plante, President and Chief Executive Officer, and 45,000 for Charles L. Pope, Chief Financial Officer. In October 2005, the Compensation Committee accelerated the vesting of all unvested non-qualified options under the Stock Option Plan. The number of shares and exercise prices of the options subject to the acceleration remained unchanged. The purpose of the acceleration was to award recognition of compensation expenses with respect to these options as a result of FAS 123R becoming effective.

Compensation of Chief Executive Officer

The compensation for Mr. Plante was negotiated and established in connection with the Company’s reorganization under Chapter 11 of the Bankruptcy Code and was approved in conjunction with the confirmation of the Company’s plan of reorganization by the bankruptcy court. Mr. Plante is subject to a two-year employment agreement which expires in February 2006. The Compensation Committee has had discussions with Mr. Plante regarding his employment agreement and severance benefits with regard to Mr. Plante’s compensation. The Compensation Committee intends to apply a similar criteria as described above regarding compensation philosophy. The Compensation Committee will monitor Mr. Plante’s compensation level in light of his performance and the compensation levels of executives at comparable companies.

Submitted by: Robert C. Bradshaw, Chair, Carl R. Vertuca and Harold L. Purkey.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Robert C. Bradshaw, Chair, Carl R. Vertuca and Harold L. Purkey. Mr. Vertuca also serves as a director of DDI Corporation. Mr. Purkey serves as a director of Richardson Electronics, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, Reptron and its subsidiaries engage in transactions with companies where one of Reptron’s executive officers or directors or a member of his or her immediate family has a direct or indirect interest. All of these transactions, including those described below, are believed by management to be done in the ordinary course of business and at competitive rates and prices. The Audit Committee reviews these transactions on a periodic basis.

The Reptron Manufacturing division leases a total of 127,000 square feet of manufacturing and administrative offices in Hibbing, Minnesota, which is owned in part by two individuals on the senior management team of Reptron Manufacturing. Rent expense on these offices totaled $535,000 in 2005. The lease expires in December 2007.

During 2005, Reptron purchased approximately $428,000 of inventory from an entity owned by relatives of Michael L. Musto, Reptron’s Chief Executive Officer through the Effective Date and a board member through May 26, 2005.

CODE OF BUSINESS CONDUCT

The Company has adopted a code of business conduct that applies to the Company’s directors, officers and employees. The Company has included the Code of Ethics as an exhibit to the filing of its fiscal year 2003 Form 10-K/A filed on April 29, 2004. Our code of business conduct is also available on our website at http://www.reptron.com.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of April 10, 2006. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age(1)	Position	Officer Since
Paul J. Plante	48	President, Chief Executive Officer and Director	1987
Charles L. Pope	54	Chief Financial Officer and Secretary	2005
Charles J. Crep	56	Vice President, Operations	1998
Steven A. Johnson	51	Vice President, Engineering	1998
Christopher M. O’Brien	49	Vice President, Sales and Marketing	2006
Linda Guma	60	Vice President & General Manager	2005

(1)	As of April 10, 2006.

Paul Plante’s biography appears under “Proposal No. 1—Election of Directors to the Board of Directors.”

Charles L. Pope. Mr. Pope was named Chief Financial Officer on February 24, 2005. Prior to joining Reptron, Mr. Pope was Chief Financial Officer of SRI/Surgical Express, Inc. from April 2002 to February 2005. Mr. Pope was Chief Financial Officer of Utek Corporation from February 2001 to March 2002. Mr. Pope previously spent twenty-four years with the accounting firm PricewaterhouseCoopers.

Charles J. Crep. Mr. Crep was named Vice President, Operations as of the Effective Date. Mr. Crep served as Vice President, Operations of the Company’s Reptron Manufacturing Services Division since April 2002. He also served as Vice President, Operations of the Reptron Manufacturing Services Hibbing facility from 1998 to 2002. From 1985 to 1998, Mr. Crep held a similar position with Hibbing Electronics Corporation. Mr. Crep is a graduate of Bemidji State University with a Bachelor of Science degree in business administration.

Steven A. Johnson. Mr. Johnson was named Vice President, Engineering as of the Effective Date. Mr. Johnson served as Vice President, Engineering of the Company’s Reptron Manufacturing Services Division since April 2002. He also served as Vice President, Engineering of the Reptron Manufacturing Services Hibbing facility from 1998 to 2002. From 1981 to 1998, Mr. Johnson held a similar position with Hibbing Electronics Corporation. Mr. Johnson is a graduate of the University of North Dakota with a Bachelor of Science degree in electrical engineering.

Christopher M. O’Brien. Mr. O’Brien was appointed Vice President of Sales and Marketing on February 21, 2006. Mr. O’Brien has over twenty-five years experience in the electronics industry including as the North Central Vice President of Nu Horizons Electronics Corporation, Executive Vice President of Reptron’s former distribution division, Central Area Vice President of Arrow/Wyle Electronics, and Vice President of Sales for Marshall Industries/Sterling Electronics.

Linda Guma. Ms. Guma was appointed Vice President and General Manager of the Reptron Outsource Manufacturing Design division. Ms. Guma served various capacities and was a shareholder of Applied Instruments, Inc. prior to its acquisition by Reptron in 1999.

EXECUTIVE COMPENSATION

Under rules established by the Securities and Exchange Commission, Reptron is required to provide certain information concerning total compensation earned or paid to: (1) Reptron’s chief executive officer and (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 2005 (collectively the “Named Executive Officers”).

Summary Compensation Table

The following table sets forth certain compensation information for the Named Executive Officers:

	Fiscal Year	Annual Compensation(1)		Securities Underlying Options	All Other Compensation(3)
Name and Principal Position		Salary(2)	Bonus
Paul J. Plante(4) President, Chief Executive Officer	2005 2004 2003	$312,000 314,119 286,210	0 0 0	65,000 175,000 0	150 130 93

Bonitta J. Fena(6) Senior Vice President	2005 2004 2003	223,850 240,006 238,194	0 0 0	0 10,000 0	— 130 93

Linda Guma(7) Vice President and General Manager	2005 2004 2003	175,000 133,811 120,996	36,472 0 0	0 0 0	150 130 93

Charles L. Pope(5) Chief Financial Officer	2005	168,785	17,078	45,000	150

Charles J. Crep Vice President, Operations	2005 2004 2003	154,521 150,892 150,631	0 0 0	0 10,000 0	150 130 93

Steve Johnson Vice President, Engineering	2005 2004 2003	149,352 145,839 145,748	0 0 0	0 10,000 0	150 130 93

(1)	The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2)	Includes any amount deferred by the executive pursuant to Reptron’s 401(k) plan.
(3)	Includes annual premiums paid by Reptron for a $50,000 life insurance policy for the Named Executive Officers. Also includes amounts contributed by Reptron to the account of each Named Executive Officer under Reptron’s 401(k) plan.
(4)	Mr. Plante became the Company’s Chief Executive Officer on the Effective Date.
(5)	Mr. Pope commenced employment with Reptron Electronics, Inc. on February 24, 2005.
(6)	Ms. Fena’s employment with the Company terminated effective July 29, 2005. Salary for 2005 includes amounts paid under a separation and release agreement.
(7)	Mrs. Guma’s husband, who is also employed by Reptron, also received compensation in the amount of $175,000 and a bonus of $36,472 in 2005.

Option Grants During Fiscal Year 2005

The following table sets forth information concerning options granted to the Named Executive Officers during 2005:

	2005 Stock Option Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted	Percent of 2005 Options Granted to Employees	Exercise or Base Price	Expiration Date	Assumed Rate 5%	Assumed Rate 10%
Paul J. Plante	65,000	31.0	$0.36	10/31/2015	$14,716	$37,294
Charles L. Pope	25,000	11.9	6.10	02/24/2015	95,906	243,046
Charles L. Pope	20,000	9.5	0.36	10/31/2015	4,528	11,475
Bonitta J. Fena	0	0	0	0	0	0
Charles J. Crep	0	0	0	0	0	0
Steven A. Johnson	0	0	0	0	0	0
Linda Guma	0	0	0	0	0	0

Aggregated Option Exercises During Fiscal Year 2005 and Fiscal Year End Option Values

The following table sets forth information concerning options exercised by the Named Executive Officers during fiscal year 2005 and the number and value of options held at fiscal year end. Reptron does not have any outstanding stock appreciation rights.

Name	Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005(1)($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul J. Plante	0	0	240,000	0	$14,950	$0
Charles L. Pope	0	0	45,000	0	4,600	0
Bonitta J. Fena	0	0	0	0	0	0
Charles J. Crep	0	0	10,000	0	0	0
Steven A. Johnson	0	0	10,000	0	0	0
Linda Guma	0	0	0	0	0	0

(1)	The closing price for Reptron’s common stock as reported on the over the counter bulletin board on December 31, 2005 was $0.59. Value is calculated on the basis of the difference between the option exercise price and $0.59 multiplied by the number of shares of Reptron’s common stock to which the exercise relates.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Mr. Plante became the Company’s Chief Executive Officer and received a new employment contract on the Effective Date. The new employment contract, which spans a two year term, provides for an annual base salary of $312,000 and the ability to earn an annual bonus pursuant to a formula set forth therein. The agreement also provides for the grant of 175,000 stock options in the reorganized Company as well as acceleration of all remaining base compensation and stock option vesting in the event of a change of control (as defined in the employment agreement, a copy of which is attached as Exhibit 10.1 to our Form 10-K for the fiscal year ended December 31, 2003). This employment agreement expired in accordance with its terms in February 2006.

Mr. Pope entered into an employment agreement with the Company in February 2005. Pursuant to the employment agreement, Mr. Pope is employed as the Chief Financial Officer of the Company for a term of two

(2) years, unless terminated earlier as provided in the employment agreement. Mr. Pope receives a base salary of $207,000 and is eligible for potential annual bonuses as determined by the Company’s Compensation Committee in the exercise of its discretion, provided that Mr. Pope shall receive a minimum $20,000 annual bonus for 2005 only, pro rated to reflect actual employment with the Company. Under the agreement, Mr. Pope was granted a stock option to purchase 25,000 shares of our common stock at an exercise price of $6.10 per share. In the event Mr. Pope’s employment under the agreement is terminated without Cause and Mr. Pope signs a release agreement, Mr. Pope is entitled to receive a severance payment (the “Severance”) equal to the lesser of (i) is remaining base salary for the balance of the term of the agreement or (ii) his average monthly annual base salary for nine months. In the event of a Change-of-Control (as such term is defined in the employment agreement), Mr. Pope is entitled to receive his Severance, whether or not he remains in the employ of the Company after the Change-of-Control.

The stock option agreements of all executive officers provide that all options shall become immediately exercisable, without regard to any contingent provisions to which such options may otherwise be subject, in the event of a Change-of-Control.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our officers, directors and greater than ten-percent stockholders to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons or entities are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Charlie Pope, our Chief Financial Officer, acts as our Section 16 Compliance Officer.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, each of the Company’s executive officers, directors and greater than 10% stockholders complied with all Section 16 filing requirements applicable to them, except Mr. Pope filed a Form 3 late to report initial beneficial ownership and a late Form 4 to report an option grant, Mr. Bradshaw filed a Form 3 late to report initial beneficial ownership, Mr. Kullback filed a Form 3 late to report initial beneficial ownership, Mr. Waldron filed a Form 3 late to report initial beneficial ownership, Ms. Guma filed a Form 3 late to report initial beneficial ownership, and Jonathan Gallen filed three reports on Form 4 late to report two dispositions and one acquisition of our shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements for the year ended December 31, 2005 have been audited by Kirkland, Russ, Murphy & Tapp, P.A., successor independent registered public accounting firm to Grant Thornton LLP who served as our independent registered public accounting firm until December 2005. The Audit Committee of the Board of Directors selects and engages the independent registered public accounting firm for our Company each year. The Audit Committee has established a policy to pre-approve all audit and non-audit services and fees to be paid to the outside auditor, including the terms of engagement of the outside auditor. The Audit Committee has pre-approved the engagement of Kirkland, Russ, Murphy & Tapp, P.A. and the services and fees to be provided thereunder. Representatives of Kirkland, Russ, Murphy & Tapp, P.A. will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have an opportunity to do so if they wish.

Audit Fees

Fees for audit services, including review of our financial statements included in our Quarterly Reports on Form 10-Q, totaled $256,282 in 2005, including fees paid to both the predecessor and successor audit firms, and $218,218 in 2004, including fees associated with the annual audit and the review of our financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services totaled $22,083 in 2005, including fees paid to both the predecessor and successor audit firms, and $69,782 in 2004. Audit related services primarily included special accounting issues related to the Company’s Chapter 11 petition, the audit of employee benefit plans and other miscellaneous issues not captured under the audit fees category.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, totaled $38,273 in 2005 and $47,215 in 2004.

All Other Fees

There were no fees for any other services not described above in 2005 and 2004.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered independent public account firm.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

The proxy rules adopted by the Security and Exchange Commission provide that certain stockholder proposals must be included in the Proxy Statement for the Company’s Annual Meeting. For a proposal to be considered for inclusion in our 2007 proxy statement, we must receive all shareholder proposals intended to be presented at out 2007 annual meeting of shareholders at our principal executive offices not later than December 28, 2006 and shareholders must otherwise comply with the applicable provisions of the Exchange Act and the Company’s Bylaws.

OTHER MATTERS

The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s directors and officers, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of the Company and will reimburse them for their expenses in doing so.

The Company’s Annual Report to Stockholders, including its audited financial statements for the year ended December 31, 2005, are being mailed herewith to all stockholders of record.

ALL STOCKHOLDERS ARE URGED TO COMPLETE,

SIGN AND RETURN THE ACCOMPANYING

PROXY CARD IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

/s/ PAUL J. PLANTE
Paul J. Plante
Chief Executive Officer, President and Director

Tampa, Florida

April 24, 2006

REPTRON ELECTRONICS, INC.

13700 REPTRON BOULEVARD,

TAMPA, FL 33626

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2006

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 2006, and hereby names, constitutes and appoints Paul J. Plante and Charles L. Pope, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the 2006 Annual Meeting of the Stockholders of Reptron Electronics, Inc. (the “Company”), to be held on May 23, 2006 at 9:00 a.m. Eastern Daylight Time, at the Company’s headquarters located at 13700 Reptron Boulevard, Tampa Florida 33626, and at any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth in the Notice of Meeting enclosed herewith) and, in accordance with his discretion, on such other business that may properly come before the meeting and any adjournment or postponement thereof.

ALL SHARES OF THE COMPANY’S COMMON STOCK THAT ARE REPRESENTED AT THE ANNUAL MEETING BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF NO INSTRUCTIONS FOR THE PROPOSALS ARE INDICATED ON AN EXECUTED PROXY CARD, SUCH PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS AS SET FORTH HEREIN WITH RESPECT TO SUCH PROPOSALS.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF REPTRON ELECTRONICS, INC.

MAY 23, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

\/ Please detach and mail in the envelope provided. \/

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Proposal 1 - Election of Directors:

NOMINEES
☐ FOR ALL NOMINEES	O Robert C. Bradshaw
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O William J. Kullback O Paul J. Plante O Harold L. Purkey
☐ FOR ALL EXCEPT (See Instructions below)	O Carl R. Vertuca, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:    ●

2. Proposal 2 – To amend the Reptron Electronics, Inc. Stock Option Plan to increase the number of shares available for issuance pursuant to the plan from 500,000 shares to 1,000,000 shares:

☐ FOR PROPOSAL 2
☐ AGAINST PROPOSAL 2
☐ ABSTAIN ON PROPOSAL 2

3. Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF REPTRON ELECTRONICS, INC. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL ONE.

PLEASE MARK, SIGN, DATE AND MAIL THIS

PROXY PROMPTLY USING THE ENVELOPE PROVIDED.

To change the address on your account, please check the box at right and include your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder

Date:

Signature of Stockholder

Date:
☐ Please check here if you plan to attend the meeting.